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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                December 1, 2004


                              VIEWPOINT CORPORATION
             (Exact name of registrant as specified in its charter)


Delaware                            0-27168                 95-4102687
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(state or other juris-              (Commission             (I.R.S. Employer
diction of incorporation)           File Number)            (Identification No.)


498 Seventh Avenue, Suite 1810, New York, NY                          10018
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  (Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code: (212) 201-0800
                                                    --------------

                                       N/A
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   Entry into a Material Definitive Arrangement

         On December 1, 2004, Viewpoint Corporation entered into an agreement to acquire all of the outstanding capital stock of Unicast Communications Corp. The transaction is subject to customary closing conditions and is expected to close on January 3, 2005.

         Under the terms of the agreement, Viewpoint will be obligated, at the closing, to issue an aggregate of 1,084,711 shares of Viewpoint common stock to the selling stockholders of Unicast and to pay $188,000 in cash. Within one hundred ninety (190) days following the closing, Viewpoint will be obligated to issue up to an additional 413,223 shares of Viewpoint common stock and to make an additional cash payment of up to $187,000. The number of shares issuable and the amount of cash payable within 190 days following closing will be subject to reduction on terms set forth in the agreement.

         Long-term debt issued by Unicast will remain outstanding at the Uniciast subsidiary level following the closing. This debt is comprised solely of the following:

         - An unsecured promissory note issued by Unicast dated February 27, 2004 in the principal amount of $1 million. This promissory note bears interest at 5% per annum, compounding annually, and matures in February 2011. No payments of principal or interest are due until the maturity date.

         - A secured promissory note issued by Unicast amended and restated February 27, 2004 in the principal amount of $2 million. This promissory note bears interest of 5% per annum and is secured by substantially all of the Unicast subsidiary's assets. Concurrently with the closing of the Unicast acquisition, Viewpoint will cause a payment of $250,000 to be made to the secured note holder which will be applied towards reducing the amount outstanding under the promissory note. Viewpoint will become an additional obligor under the promissory note and Viewpoint's assets will become additional collateral to secure the obligations if certain contingencies occur, such as Viewpoint's failure to operate the Unicast ad-serving business through the Unicast subsidiary or the ad-serving business fails to achieve certain revenue targets. No payments under the secured promissory note are due until March 2006. At that time, all unpaid principal and interest will be fully amortized and payable in 60 equal monthly installments through March 2011.

         Viewpoint will, at the closing, assume an obligation to make certain payments on behalf of the selling stockholders in the maximum amount of $375,000, payable in equal bi-monthly installments over the one-year period following the closing. If the obligation ceases over the course the year or is determined to be less than $375,000, Viewpoint will pay to the selling stockholders the difference between $375,000 and the amount payable under the severance obligation.

         At the closing, the parties will enter into a registration rights agreement under which Viewpoint will be obligated to file with the Securities and Exchange Commission a registration


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statement covering the shares of Viewpoint common stock issued to the selling stockholders of Unicast.

                  Viewpoint issued a press release announcing the transaction on December 2, 2004. A copy of the press release is attached hereto as
         Exhibit 99.1.


ITEM 9.01         Exhibits.

                  (c)      Exhibits


                           99.1     Press release issued by Viewpoint
                                    Corporation on December 2, 2004.


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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            VIEWPOINT CORPORATION


                                            /s/ William H. Mitchell
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                                            William H. Mitchell
                                            Chief Financial Officer


Dated:  December 7, 2004